Exhibit 4.3

CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

CONSENT AND AMENDMENT NO. 1 (this “Consent and Amendment”) dated as of December 2, 2015 to the Credit Agreement dated as of July 23, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Magellan Rx Management, Inc., a Delaware corporation (“MRxM”), as borrower, Magellan Health, Inc., a Delaware Corporation (“Magellan”), the Lenders party thereto from time to time and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, Magellan has advised the Lenders that it intends to enter into a series of transactions by and among Magellan and certain of its Subsidiaries, as more fully set forth on Schedule 1 to this Consent and Amendment (such transactions, together with any other transactions that are necessary to facilitate the consummation of such transactions and not adverse in any material respect to the interest of the Lenders or are otherwise approved by the Administrative Agent, the “Permitted Restructuring Transactions”), and each Lender party hereto (which Lenders constitute all of the Lenders) consents to the Permitted Restructuring Transactions, subject to the terms and conditions set forth herein;

WHEREAS, Magellan has requested that the Credit Agreement be amended on the terms set forth herein and each Lender party hereto consents to the amendments set forth in herein. subject to the terms and conditions set forth herein; and

Accordingly. in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement, as amended by this Consent and Amendment (the “Amended Credit Agreement”). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, as of the Amendment Effective Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2. Consent to Permitted Restructuring Transactions. Each Lender party hereto hereby (a) agrees that, notwithstanding anything to the contrary in the Credit Agreement or the Amended Credit Agreement, Magellan and its Subsidiaries may consummate the Permitted Restructuring Transactions requiring consent under the Credit Agreement on or after the Amendment Effective Date, (b) agrees that no Default or Event of Default shall arise under the Credit Agreement or the Amended Credit Agreement solely as a result of the consummation of the Permitted Restructuring Transactions and (c) authorizes the Administrative Agent to enter into the Joinder Agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”).

SECTION 3. Amendments to credit Agreement.

(a)                        Section 11 of the Credit Agreement is hereby amended on and as of the date on which the transactions described in paragraphs 1 through 3 of Schedule 1 to this Consent and Amendment are consummated (the “Permitted Restructuring Effective Date”) by adding the following defined terms in the appropriate alphabetical position:

“Consent and Amendment No. 1” means that certain Consent and Amendment No. 1, dated as of December 2, 2015, by and among Magellan, the Borrower, the Administrative Agent and the Lenders.

“Permitted Restructuring Effective Date” means the date on which the transactions described in paragraphs 1 through 3 of Schedule 1 to Consent and Amendment No. 1 are consummated.

(b)                        Section 11 of the Credit Agreement is hereby amended on and as of the Permitted Restructuring Effective Date by amending and restating the definition of “Wholly-Owned Specified Subsidiary” so that it reads in its entirety as follows:

“Wholly-Owned Specified Subsidiary” shall mean (A) Magellan Rx Management, Inc., (B) any Wholly-Owned Subsidiary of Magellan Rx Management, Inc. (other than any such Person that was a Subsidiary of Magellan Rx Management, Inc. on the Permitted Restructuring Effective Date) and (C) any Wholly-Owned Subsidiary of Magellan that is prohibited from entering into any Credit Document because to do so either (x) would violate a law, regulation, rule, order, approval, license or other restriction applicable to such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary’s operations and issued or imposed by any governmental authority having jurisdiction over such Wholly-Owned Subsidiary or (y) would reasonably be expected to cause such Wholly-Owned Subsidiary to fail to satisfy a net worth, net equity or capital requirement or similar calculation or requirement imposed on such Wholly-Owned Subsidiary by any governmental authority having jurisdiction over such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary’s operations; provided, that in no event shall the Borrower be a Wholly-Owned Specified Subsidiary.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Consent and Amendment, each of Magellan and MRxM represents and warrants to each other party hereto, on and as of the Amendment Effective Date, that the following statements are true and correct in all material respects on and as of the Amendment Effective Date:

(a)                        Each of Magellan and MRxM has the corporate power and authority to execute, deliver and perform the terms and provisions of this Consent and Amendment and the Amended Credit Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of this Consent and Amendment and the Amended Credit Agreement.

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(b)                        Each of Magellan and MRxM has duly executed and delivered this Consent and Amendment, and this Consent and Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)                         Neither the execution, delivery or performance by Magellan or MRxM of this Consent and Amendment, nor compliance by it with the terms and provisions hereof, will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents), as applicable, of each of Magellan and MRxM or any of their Subsidiaries, except to the extent that such contravention, conflict or violation could not reasonably be expected to result in a Material Adverse Effect.

(d)                        The representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(e)                         As of the Amendment Effective Date, no Default or Event of Default exists immediately before or immediately after giving effect to this Consent and Amendment.

SECTION 5 Effectiveness. This Consent and Amendment shall become effective on the date when the Administrative Agent shall have received from each of Magellan and MRxM and each of the Lenders a counterpart signature page of this Consent and Amendment duly executed by such party (the “Amendment Effective Date”).

SECTION 6. Reference To and Effect Upon the Credit Documents.

(a)                        Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in each of the Credit Documents and all rights of the Lenders and all obligations of Magellan and MRxM shall remain in full force and effect. Magellan and MRxM hereby confirm that the Credit Documents are in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the foregoing, Magellan hereby confirms that the guarantees under the Credit Documents do, and shall continue to, guarantee the payment of all of the Obligations (as applicable and, in each case, as defined and subject to the limitations set forth in the Credit Documents).

(b)                        The parties hereto acknowledge and agree that (i) this Consent and Amendment and the other agreements, documents and instruments executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the obligations and liabilities of Magellan and MRxM under the Credit Agreement or any of the Credit Documents (except as otherwise contemplated in the Joinder Agreement), and (ii) such obligations and liabilities are in all respects continuing (as amended hereby) with only the terms thereof being modified as provided in or contemplated by this Consent and Amendment.

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(c)                   This Consent and Amendment shall constitute a Credit Document for all purposes of the Credit Documents.

SECTION 7. Counterparts. This Consent and Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

SECTION 8. Governing Law. This Consent and Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed as of the date first above written.

MAGELLAN RX MANAGEMENT,
INC., as Borrower

By:	/s/ Margie Smith
Name: Margie Smith
Title: Assistant Secretary

MAGELLAN HEALTH, INC.

By:	/s/ Linton Newlin
Name: Linton C. Newlin
Title: Senior Vice President, Tax

[Signature Page to Amendment No. 1]

CITIBANK, N.A., as Administrative
Agent and Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Matthew Olson
Name: Matthew Olson
Title: Director

[Signature Page to Amendment No. 1]

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., as Lender

By:	/s/ Brian McNany
Name: Brian McNany
Title: Director

[Signature Page to Amendment No. 1]

U.S. Bank National Association, as
Lender

By:	/s/ Jennifer Hwang
	Name:	Jennifer Hwang
	Title:	Senior Vice President

[Signature Page to Amendment No. 1]

SUNTRUST BANK, as Lender

By:	/s/ Katherine Bass
	Name:	Katherine Bass
	Title:	Director

[Signature Page to Amendment No. 1]

FIFTH THIRD BANK, as Lender

By:	/s/ Vera B. McEvoy
	Name:	Vera B. McEvoy
	Title:	Vice President

[Signature Page to Amendment No. 1]

Compass Bank, as Lender

By:	/s/ Cameron Gateman
	Name:	Cameron Gateman
	Title:	Senior Banker

[Signature Page to Amendment No. 1]

Credit Suisse AG, Cayman Islands
Branch, as Lender

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ Kelly Heimrich
	Name:	Kelly Heimrich
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

[Signature Page to Amendment No. 1]

Manufacturers Bank, as Lender

By:	/s/ Dirk Price
	Name:	Dirk Price
	Title:	Vice President

[Signature Page to Amendment No. 1]